EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)1
(Form Type)

International Business Machines Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid (1)
	Debt	4.000% Notes due 2025	457(r)	$1,000,000,000	100.000%	$1,000,000,000	.0000927	$92,700.00
	Debt	4.150% Notes due 2027	457(r)	$750,000,000	99.870%	$749,025,000	.0000927	$69,434.62
	Debt	4.400% Notes due 2032	457(r)	$750,000,000	99.281%	$744,607,500	.0000927	$69,025.12
	Debt	4.900% Notes due 2052	457(r)	$750,000,000	98.608%	$739,560,000	.0000927	$68,557.21
	Total Offering Amounts					$3,233,192,500		$299,716.95
	Total Fees Previously Paid							$1,710,091.24 (1)
	Total Fee Offsets							$0
	Net Fee Due							$0 (1)

(1)	A registration fee in the amount of $1,710,091.24 was previously paid (the IBM Shelf Registration Statement Previously Paid Fees) by International Business Machines Corporation (the Company) in connection with its filing of an automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-262911) on February 22, 2022 (the IBM Shelf Registration Statement). As detailed in Exhibit 107 to the IBM Shelf Registration Statement, the IBM Shelf Registration Statement Previously Paid Fees were the result of the Company’s application to the IBM Shelf Registration Statement of $1,710,091.24 of unused registration fees previously paid in connection with the Registration Statement on Form S-3 (Registration No. 333-219724) of IBM Credit LLC. The IBM Shelf Registration Statement became effective on February 22, 2022. The registrant has applied $0 of the IBM Shelf Registration Statement Previously Paid Fees to any amounts due prior to the filing of this prospectus supplement. As such, $1,710,091.24 of the IBM Shelf Registration Statement Previously Paid Fees remain unused, of which $299,716.95 is being applied to pay the registration fee for the securities offered herein. Accordingly, no additional registration fee is owed in connection with this prospectus supplement.

1 Final Prospectus Supplement